UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 28, 2019

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	DE	New York Stock Exchange
8½ % Debentures Due 2022	DE22	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items 5.02                                                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chief Executive Officer

On August 28, 2019, the Board of Directors of Deere & Company elected John C. May, 50, Chief Executive Officer of Deere & Company, effective November 4, 2019. Mr. May has served as President and Chief Operating Officer since April 2019.  In 2018, Mr. May was named President, Worldwide Agriculture & Turf Division Global Harvesting and Turf Platforms, Ag Solutions, Americas and Australia. From 2012 to 2018, Mr. May served as President, Worldwide Agriculture & Turf Division – Agricultural Solutions and Chief Information Officer.

Effective November 4, 2019, Mr. May’s annual base salary will increase to $1,200,000 from $1,100,000. Mr. May will continue to participate in the Company’s short-term incentive and long-term incentive cash plans. Considering the election to the Chief Executive Officer position, the target award under the short-term incentive plan for Mr. May will increase to 150% from 110% of base salary. Mr. May’s target award under the long-term incentive cash plan will be adjusted to 135% of the median for his salary level, for a target award of $2,025,000.

On August 28, 2019, the Board also voted to increase the size of the Board to 12 members, and to elect Mr. May as a Director, effective immediately.

Chairman

Samuel R. Allen, Chairman and Chief Executive Officer since February 2010, will remain on the Board of Directors and will serve as Chairman. Mr. Allen will be stepping down as Chief Executive Officer, effective November 4, 2019.

Effective November 4, 2019, Mr. Allen’s base salary will be adjusted to $1,100,000 from his current base salary as Chairman and Chief Executive Officer of $1,600,000. Mr. Allen will continue to participate in the Company’s short-term incentive and long-term incentive cash plans. Considering the breadth of responsibilities that accompany his role as Chairman, the target award under the short-term incentive plan for Mr. Allen will be adjusted to 120% from 150% of base salary. Mr. Allen’s target award under the long-term incentive cash plan will remain at 121% of the median for his salary level, for a target award of $1,815,000.

The Company’s short-term incentive and long-term incentive cash plans pay out based on the Company’s operating return on operating assets and shareholder value added during the performance periods. Awards for Mr. May and Mr. Allen under the incentive cash plans are based in part on base salaries during the performance period. Actual bonuses likely will differ due to actual Company performance during the performance periods, any additional changes in salary, the number of participants sharing in the long-term incentive cash bonus pool, and any plan and award changes approved by the Compensation Committee. Descriptions of the Company’s incentive cash plans and other benefits available to Mr. May and Mr. Allen are contained in the Company’s proxy statement filed with the Securities and Exchange Commission on January 11, 2019 and are incorporated herein by reference.

There are no family relationships between Mr. May or Mr. Allen and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions between Mr. May or Mr. Allen and the Company.

These changes are described in the text of a press release issued by the Company on August 29, 2019, attached hereto as Exhibit 99.1.

Item 9.01                                                                                  Financial Statements and Exhibits

(d)                             Exhibits.

(99.1)	Deere & Company News Release dated August 29, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

	By:	/s/ Todd E. Davies
Todd E. Davies
Secretary

Dated: August 29, 2019